Exhibit 10.1

One Rockefeller Plaza, 32nd Floor New York, NY 10020 atalayacap.com

ACM ARRT E LLC

One Rockefeller Plaza, 32nd Floor

New York, NY, 10020
March 7, 2022

CONFIDENTIAL

Sky Harbour LLC

Francisco X Gonzalez

Chief Financial Officer

(917) 757-0772

fgonzalez@skyharbour.group

Re:         Payment Agreement

Ladies and Gentlemen:

We refer to the Forward Purchase Agreement (the “FPA”) dated as of January 17, 2022, between ACM ARRT E LLC and Yellowstone Acquisition Company. Capitalized terms used but not otherwise defined in this letter agreement shall have the meanings given such terms in the FPA.

Seller and Counterparty agree as follows:

1.    Within two (2) business days from the date hereof, Seller will pay Counterparty $6,734,602.01, which amount represents (a) $6,784,602.01 in respect of Early Termination Obligations of Seller through its sale of all Subject Shares minus (b) $50,000 for the reimbursement by Counterparty to Seller for legal fees incurred and entitled to reimbursement under the FPA.

2.    The FPA is hereby amended such that the “Minimum Number of Shares” is equal to 0. For the avoidance of doubt, notwithstanding the terms and conditions of the FPA, Seller shall have no obligation to purchase any Additional Shares.

3.    The Counterparty shall not be required to pay Seller the Structuring Fee under the FPA.

4.    The FPA, as amended pursuant to this Letter, shall remain in full force and effect.

5.    Governing Law. Any dispute or other matter arising out of or in connection with this letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to principles of conflict of laws or choice of laws.

6.    Jurisdiction. Each of the parties irrevocably consents to the non-exclusive jurisdiction of the courts of the State and County of New York and of any federal court located New York County in connection with any suit, action or other proceeding arising out of or relating to this letter agreement or the transactions contemplated herein, agrees to waive any objection to venue in the State and County of New York.

Please sign below as an indication of your agreement to the foregoing.

Very truly yours, ACM ARRT E LLC By: /s/ Ivan Q. Zinn Name: Ivan Q. Zinn Title: Authorized Signatory

Accepted and Agreed as of March 7, 2022:

Sky Harbour LLC

By:  /s/ Francisco Gonzalez

Name:  Francisco Gonzalez

Title:     CFO

ATALAYA	2